UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2016

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA  30350

(Address of principal executive offices / Zip Code)

(678) 336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.07      Submission of Matters to a Vote of Security Holders.

Health Discovery Corporation (the “Company”) held its annual meeting of shareholders on May 17, 2016.

At the meeting, the shareholders representing common shares and preferred shares elected the following directors by the vote shown:

	Votes	Votes	Broker/
	For	Withhold	Non-Votes

Henry S. Kaplan	136,143,981	4,335,487	92,965,821

Kevin Kowbel	136,172,881	4,306,587	92,965,821

George H. McGovern, III	137,477,583	3,001,885	92,965,821

William F. Quirk, Jr.	136,097,765	4,381,703	92,965,821

As a result, the Directors listed above will serve until the election and qualification of their successors or until their earlier resignation.

In addition, the shareholders approved an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 300,000,000 to 450,000,000 and increase the number of authorized shares of our preferred stock from 30,000,000 to 45,000,000 by the vote shown:

Votes For:	212,889,520
Votes Against:	13,620,060
Abstaining:	124,118
Broker / Non-Votes:	6,811,591

Lastly, the shareholders ratified the appointment by the Board of Directors’ selection of Frazier & Deeter, LLC, as the Company's independent auditors for the fiscal year 2016 by the vote shown:

Votes For:	229,413,279
Votes Against:	4,029,813
Abstaining:	4,029,813

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: May 23, 2016	By:	/s/ Kevin Kowbel
Kevin Kowbel
Chairman & Chief Executive Officer